Exhibit 23.1

Securities and Exchange Commission

Washington, DC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ICOP Digital, Inc. on Form S-8 (No. 333-121219, 333-131038 and 33-131036) and on Form S-3 (No. 333-130856) of our report dated March 24, 2008 appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2007.

Denver, Colorado

March 25, 2008